As filed with the Securities and Exchange Commission on January 30, 2017

Registration No. 333-209653

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Group, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	4922	47-1982552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nathaniel A. Brown

Controller and Principal Financial Officer

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(713) 386-3701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional Registrants that guarantee the notes:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Columbia Energy Group	Delaware	13-1594808
CPG OpCo GP LLC	Delaware	51-0658513
CPG OpCo LP	Delaware	38-3940976

(1)	The address for each of the additional registrant guarantors is 5151 San Felipe Street, Suite 2500, Houston, Texas 77056, and the telephone number for the registrant guarantors is (713) 386-3701. The Primary Industrial Classification Code for each of the registrant guarantors is 4922. The name, address, including zip code, and telephone number of the agent for service for each of the additional registrant guarantors is Nathaniel A. Brown, Controller and Principal Financial Officer, 5151 San Felipe Street, Suite 2500, Houston, Texas 77056, Telephone (713) 386-3701.

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (Registration No. 333-209653) of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), Columbia Energy Group, a Delaware Corporation (“CEG”), CPG OpCo GP LLC, a Delaware limited liability company (“OpCo GP”) and CPG OpCo LP, a Delaware limited partnership (“Columbia OpCo” and together with CEG and OpCo GP, the “additional registrant guarantors”) filed on February 23, 2016 and amended by pre-effective Amendment No. 1 thereto on April 7, 2016 (as amended, the “Registration Statement”), which registered the Company and the additional registrant guarantors’ offer to exchange (the “exchange offer”) up to $500,000,000 principal amount of 2.45% Senior Notes due 2018, $750,000,000 principal amount of 3.30% Senior Notes due 2020, $1,000,000,000 principal amount of 4.50% Senior Notes due 2025 and $500,000,000 principal amount of 5.80% Senior Notes due 2045, in each case which had been registered under the Securities Act of 1933, as amended (the “Act”), for any and all of the Company and the additional registrant guarantors’ outstanding $500,000,000 principal amount of 2.45% Senior Notes due 2018, $750,000,000 principal amount of 3.30% Senior Notes due 2020, $1,000,000,000 principal amount of 4.50% Senior Notes due 2025 and $500,000,000 principal amount of 5.80% Senior Notes due 2045, respectively, which had not been registered under the Act. The offer contemplated by the Registration Statement expired at 5:00 p.m., New York City time, on May 12, 2016.

Pursuant to an Agreement and Plan of Merger, dated as of March 17, 2016 (the “Merger Agreement”), by and among the Company, TransCanada PipeLines Limited, a Canadian corporation (“Parent”), TransCanada PipeLine USA Ltd., a Nevada corporation and a wholly owned subsidiary of Parent (“US Parent”), Taurus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of US Parent (“Merger Sub”), and, solely for the purposes of Section 3.02, Section 5.02, Section 5.09 and Article VIII of the Merger Agreement, TransCanada Corporation, a Canadian corporation and the direct parent company of Parent (“TransCanada”), Merger Sub was merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of TransCanada (the “Merger”).

The Merger became effective on July 1, 2016.

As a consequence of the Merger, the Company has terminated all offerings of its securities under its existing registration statements under the Act. In accordance with the undertakings made by the Company and the additional registrant guarantors in the Registration Statement, the Company and the additional registrant guarantors are filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all securities registered under the Registration Statement that remain unsold as of the date hereof, which consist of $55,000 in aggregate principal amount of the Company and the additional registrant guarantors’ 2.45% Senior Notes due 2018 not issued in the exchange offer, $100,000 in aggregate principal amount of the Company and the additional registrant guarantors’ 3.30% Senior Notes due 2020, and $1,300,000 in aggregate principal amount of the Company and the additional registrant guarantors’ 4.50% Senior Notes due 2025 not issued in the exchange offer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2017.

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no.1 to the registration statement has been signed below by the following persons in the capacities and on January 30, 2017.

Signature	Title

/s/ Nathaniel A. Brown Nathaniel A. Brown	Controller and Principal Financial Officer (Principal Financial Officer and Controller)

/s/ Stanley G. Chapman, III Stanley G. Chapman, III	President and Director (Principal Executive Officer)

/s/ Brandon M. Anderson Brandon M. Anderson	Director

/s/ Ronald L. Cook Ronald L. Cook	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2017.

COLUMBIA ENERGY GROUP

By:	/s/ Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no.1 to the registration statement has been signed below by the following persons in the capacities and on January 30, 2017.

Signature	Title

/s/ Nathaniel A. Brown Nathaniel A. Brown	Controller and Principal Financial Officer (Principal Financial Officer and Controller)

/s/ Stanley G. Chapman, III Stanley G. Chapman, III	President and Director (Principal Executive Officer)

/s/ Brandon M. Anderson Brandon M. Anderson	Director

/s/ Ronald L. Cook Ronald L. Cook	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2017.

CPG OPCO GP LLC

By:	Columbia Pipeline Partners LP, its sole member

By:	CPP GP LLC, its general partner

By:	/s/Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no.1 to the registration statement has been signed below by the following persons in the capacities and on January 30, 2017.

Signature	Title

/s/ Nathaniel A. Brown Nathaniel A. Brown	Controller and Principal Financial Officer (Principal Financial Officer and Controller)

/s/ Stanley G. Chapman, III Stanley G. Chapman, III	President and Director (Principal Executive Officer)

/s/ Kristine L. Delkus Kristine L. Delkus	Director

/s/ G. Stephen Finley G. Stephen Finley	Director

/s/ Peggy A. Heeg Peggy A. Heeg	Director

/s/ Thomas W. Hofmann Thomas W. Hofmann	Director

/s/ Karl Johannson Karl Johannson	Director

/s/ Alexander J. Pourbaix Alexander J. Pourbaix	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2017.

CPG OPCO LP

By:	CPG OPCO GP LLC, its general partner

By:	Columbia Pipeline Partners LP, its sole member

By:	CPP GP LLC, its general partner

By:	/s/ Nathaniel A. Brown
Nathaniel A. Brown
Controller and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no.1 to the registration statement has been signed below by the following persons in the capacities and on January 30, 2017.

Signature	Title

/s/ Nathaniel A. Brown Nathaniel A. Brown	Controller and Principal Financial Officer (Principal Financial Officer and Controller)

/s/ Stanley G. Chapman, III Stanley G. Chapman, III	President and Director (Principal Executive Officer)

/s/ Kristine L. Delkus Kristine L. Delkus	Director

/s/ G. Stephen Finley G. Stephen Finley	Director

/s/ Peggy A. Heeg Peggy A. Heeg	Director

/s/ Thomas W. Hofmann Thomas W. Hofmann	Director

/s/ Karl Johannson Karl Johannson	Director

/s/ Alexander J. Pourbaix Alexander J. Pourbaix	Director